Exhibit 99.1
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
1 of 11

JULY 30, 2012	GERMAN AMERICAN BANCORP, INC. (GABC) POSTS RECORD EARNINGS AND STRONG LOAN GROWTH

Jasper, Indiana - July 30, 2012 -- German American Bancorp, Inc. (NASDAQ: GABC) reported record earnings for the second quarter and first half of 2012, marking the sixth consecutive quarter of record earnings.  Second quarter net income of $6.0 million, or $0.47 per share, was an earnings per share increase of approximately 21% above the net income of $4.9 million, or $0.39 per share, reported in the second quarter of 2011.  On a year-to-date basis, the Company’s 2012 net income of $11.6 million, or $0.92 per share, was an improvement in earnings per share of approximately 21% over its reported earnings in the first half of 2011 of $9.5 million, or $0.76 per share.

As compared to the same quarter prior year results, this quarter’s record earnings were positively affected by an improvement in the Company’s historically strong level of asset quality within its loan portfolio, resulting in a $900 thousand reduced level of provision for loan loss in the current quarter.  Additionally, increases in virtually every category of the Company’s sources of non-interest income during the current quarter, as compared to the same quarter in the prior year, drove nearly a $500 thousand improvement in German American’s reported total non-interest income.

The Company also reported strong loan growth during the current quarter, as the Company’s end of period loan portfolio outstandings, exclusive of loans held-for-sale, increased by $50 million.  This level of quarter-over-quarter organic loan growth represented the strongest level of quarterly organic loan growth by German American in its history. The Company’s recent entry into the Columbus, Indiana market area generated approximately one-third of the second quarter’s organic growth.

Commenting on the Company’s performance, Mark A. Schroeder, Chairman & CEO, stated, “While we most certainly are pleased to have reported record quarterly earnings for the past six consecutive quarters, which is a remarkable feat in the recent economic environment, we are very encouraged by the exceptionally strong level of loan growth we experienced during this past quarter.  For the first time since the economic decline in late 2008, we are seeing a strong and growing level of loan demand, particularly from our agricultural and commercial clients.  With much of this quarter’s loan growth booked late in the quarter and a continuing interest from clients to discuss future borrowing needs, we believe this combination bodes well in terms of our Company’s future opportunities.”

Schroeder continued, “As always, we’re grateful for our stable and growing client base who entrust their business to German American, and we welcome to German American our team of dedicated financial professionals and prospective new clients from Columbus, our newest Southern Indiana market.  We will continue to work tirelessly on your behalf to deliver upon our commitment to our customers and our shareholders to offer the very best in financial products and services throughout our Southern Indiana footprint in a sound and secure manner.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on August 20, 2012 to shareholders of record as of August 10, 2012.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
2 of 11

Balance Sheet Highlights

Total assets for the Company increased to $1.944 billion at June 30, 2012, representing an increase $33.3 million compared with March 31, 2012.  The increase during the second quarter of 2012 was attributable to growth of the Company’s loan portfolio.

The Company’s investment portfolio increased by approximately $59.1 million to $644.9 million during the second quarter of 2012.  This increase was primarily the result of the re-investment of funds out of federal funds sold and other short-term investments into the securities portfolio during the second quarter 2012.

June 30, 2012 loans outstanding increased by $50.5 million, or approximately 18% on an annualized basis, compared with March 31, 2012, and increased $38.4 million, or approximately 3%, compared to June 30, 2011.  The increase in loans during the second quarter of 2012 was primarily the result from growth in commercial and industrial loans from the Company’s entrance into a new market during the period and a seasonal increase in agricultural loans.

End of Period Loan Balances	06/30/12	03/31/12	06/30/11
(dollars in thousands)

Commercial & Industrial Loans	$323,618	$296,185	$293,439
Commercial Real Estate Loans	460,052	450,874	440,704
Agricultural Loans	158,463	147,295	152,229
Consumer Loans	116,049	116,434	128,275
Residential Mortgage Loans	88,859	85,768	93,975
	$1,147,041	$1,096,556	$1,108,622

Non-performing assets totaled $18.1 million at June 30, 2012 compared to $19.2 million of non-performing assets at March 31, 2012 and $19.9 million at June 30, 2011.  Non-performing assets represented 0.93% of total assets at June 30, 2012 compared to 1.01% of total assets at March 31, 2012, and compared to 1.09% at June 30, 2011.  Non-performing loans totaled $13.9 million at June 30, 2012 compared to $16.3 million at March 31, 2012, and compared to $17.6 million of non-performing loans at June 30, 2011.  Non-performing loans represented 1.21% of total loans at June 30, 2012 compared with 1.49% of total outstanding loans at March 31, 2012 and 1.59% of total loans outstanding at June 30, 2011.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
3 of 11

Non-performing Assets
(dollars in thousands)

	6/30/12	3/31/12	6/30/11
Non-Accrual Loans	$13,398	$15,672	$17,005
Past Due Loans (90 days or more)	99	200	150
Restructured Loans	386	398	430
Total Non-Performing Loans	13,883	16,270	17,585
Other Real Estate	4,250	2,971	2,317
Total Non-Performing Assets	$18,133	$19,241	$19,902

The Company’s allowance for loan losses totaled $15.7 million at June 30, 2012, remaining relatively stable compared to $15.8 million at March 31, 2012 and increased $912,000 or 6% compared with June 30, 2011.  The allowance for loan losses represented 1.37% of period end loans at June 30, 2012 compared with 1.44% at March 31, 2012 and compared with 1.34% at June 30, 2011.  Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  As of June 30, 2012, the Company held a discount on acquired loans of $4.7 million.

Total deposits decreased $1.6 million or less than 1% on an annualized basis, as of June 30, 2012 compared with March 31, 2012 total deposits and increased by approximately $82.0 million or 5% compared with June 30, 2011.

End of Period Deposit Balances	06/30/12	03/31/12	06/30/11
(dollars in thousands)

Non-interest-bearing Demand Deposits	$303,040	$298,555	$248,979
IB Demand, Savings, and MMDA Accounts	944,730	942,435	876,949
Time Deposits < $100,000	259,350	264,360	285,691
Time Deposits > $100,000	96,120	99,505	109,630
	$1,603,240	$1,604,855	$1,521,249

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
4 of 11

Results of Operations Highlights – Quarter ended June 30, 2012

Net income for the quarter ended June 30, 2012 totaled $5,967,000 or $0.47 per share, an increase of $365,000, or 7%, from the first quarter of 2012 net income of $5,602,000 or $0.44 per share, and an increase of $1,103,000, or 23%, from the second quarter of 2011 net income of $4,864,000 or $0.39 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Quarter Ended June 30, 2012			Quarter Ended March 31, 2012			Quarter Ended June 30, 2011

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets

Federal Funds Sold and Other Short-term Investments	$65,760	$40	0.24%	$60,139	$33	0.22%	$86,689	$66	0.30%
Securities	626,584	4,326	2.76%	585,375	4,224	2.89%	487,038	4,236	3.48%
Loans and Leases	1,121,425	15,579	5.58%	1,113,987	15,848	5.72%	1,107,014	16,506	5.98%
Total Interest Earning Assets	$1,813,769	$19,945	4.42%	$1,759,501	$20,105	4.59%	$1,680,741	$20,808	4.96%

Liabilities
Demand Deposit Accounts	$298,580			$291,863			$248,055
IB Demand, Savings, and MMDA Accounts	$963,060	$457	0.19%	$917,422	$526	0.23%	$881,955	$1,239	0.56%
Time Deposits	364,446	1,398	1.54%	364,499	1,520	1.68%	391,181	2,009	2.06%
FHLB Advances and Other Borrowings	114,932	1,059	3.71%	118,979	1,069	3.61%	114,290	1,009	3.54%
Total Interest-Bearing Liabilities	$1,442,438	$2,914	0.81%	$1,400,900	$3,115	0.89%	$1,387,426	$4,257	1.23%

Cost of Funds			0.65%			0.71%			1.01%
Net Interest Income		$17,031			$16,990			$16,551
Net Interest Margin			3.77%			3.88%			3.95%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
5 of 11

During the quarter ended June 30, 2012, net interest income totaled $16,649,000 representing an increase of $37,000, or less than 1%, from the quarter ended March 31, 2012 net interest income of $16,612,000 and an increase of $385,000, or approximately 2%, compared with the second quarter 2011 net interest income of $16,264,000.  The tax equivalent net interest margin for the quarter ended June 30, 2012 was 3.77% compared to 3.88% in the first quarter of 2012 and 3.95% in the second quarter of 2011.  The decline in the net interest margin in the second quarter of 2012 compared with the first quarter of 2012 was largely attributable to the continued downward pressure on earning asset yields being driven by a historically low market interest rate environment and a very competitive marketplace for lending opportunities.  Accretion of loan discounts on certain acquired loans contributed approximately 18 basis points on an annualized basis to the net interest margin in both the first and second quarters of 2012 compared to approximately 25 basis points during the second quarter of 2011.  The Company’s cost of funds declined by approximately 6 basis points to 0.65% during the second quarter of 2012 compared to 0.71% during the first quarter 2012 and declined 36 basis points compared to the 1.01% cost of funds during the second quarter 2011.  This decline has been driven by a continued decline in deposit rates.

The provision for loan loss totaled $391,000 during the quarter ended June 30, 2012 representing a decline of $299,000 or 43% from the first quarter of 2012 and a decline of $909,000 or 70% from the second quarter of 2011.  During the second quarter of 2012, the provision for loan loss represented approximately 14 basis points of average loans on an annualized basis while net charge-offs represented approximately 17 basis points of average loans on an annualized basis.

During the second quarter of 2012, non-interest income totaled $4,833,000, an increase of $32,000, or 1%, compared with the first quarter of 2012, and an increase of $471,000, or 11%, compared with the second quarter of 2011.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	06/30/12	03/31/12	06/30/11
(dollars in thousands)

Trust and Investment Product Fees	$664	$696	$495
Service Charges on Deposit Accounts	1,017	935	1,074
Insurance Revenues	1,358	1,391	1,290
Company Owned Life Insurance	266	244	250
Interchange Fee Income	460	431	378
Other Operating Income	316	373	496
Subtotal	4,081	4,070	3,983
Net Gains on Sales of Loans	676	713	379
Net Gain (Loss) on Securities	76	18	-
Total Non-interest Income	$4,833	$4,801	$4,362

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
6 of 11

Trust and investment product fees declined $32,000, or 5%, in the second quarter of 2012 compared with first quarter of 2012 and increased $169,000, or 34%, compared to the second quarter of 2011.  The decline compared to the first quarter of 2012 was due to lower revenue generated through retail brokerage operations while the increase compared to the second quarter of 2011 was primarily attributable to increased trust revenues.  The increase in trust revenues was primarily attributable to a significant expansion of trust assets under management during the past several quarters.

Insurance revenues declined $33,000, or 2%, during the quarter ended June 30, 2012, compared with the first quarter of 2012 and increased $68,000, or 5%, compared with the second quarter of 2011.  Service charges on deposit accounts increased $82,000, or 9%, in the second quarter of 2012 compared with the first quarter of 2012 and declined $57,000, or 5%, compared with the second quarter of 2011.

Net gains on sales of loans totaled $676,000 during the quarter ended June 30, 2012, a decrease $37,000, or 5%, compared to the first quarter of 2012 and an increase of $297,000, or 78%, compared with the second quarter of 2011.  Loan sales totaled $36.3 million during the second quarter of 2012, compared with $54.1 million during the first quarter of 2012 and $16.9 million during the second quarter of 2011.

During the quarter ended June 30, 2012, non-interest expense totaled $12,423,000, a decrease of $170,000, or 1%, compared with the first quarter of 2012, and an increase of $152,000, or 1%, compared with the second quarter of 2011.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	06/30/12	03/31/12	06/30/11
(dollars in thousands)

Salaries and Employee Benefits	$6,828	$7,320	$6,722
Occupancy, Furniture and Equipment Expense	1,785	1,772	1,841
FDIC Premiums	283	297	382
Data Processing Fees	321	114	395
Professional Fees	587	605	499
Advertising and Promotion	396	373	314
Intangible Amortization	423	442	498
Other Operating Expenses	1,800	1,670	1,620
Total Non-interest Expense	$12,423	$12,593	$12,271

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
7 of 11

Salaries and benefits decreased $492,000, or 7%, during the quarter ended June 30, 2012 compared with the first quarter of 2012 and increased $106,000, or 2%, compared with the second quarter of 2011.  The decline in salaries and benefits during the second quarter of 2012 was largely related to a decline in incentive compensation compared with the first quarter of 2012.

Data processing fees increased $207,000, or 182%, during the quarter ended June 30, 2012 compared with the first quarter of 2012 and declined $74,000 or 19% compared with the quarter ended June 30, 2011.  The increase during the quarter ended June 30, 2012 compared with the first quarter 2012 was largely related to the resolution of a contractual dispute during the first quarter of 2012 related to the acquisition of American Community Bancorp. An expense for the cancellation of a data processing contract was recorded in the first quarter of 2011, and upon resolution of the contractual dispute, a portion of that accrued expense was reversed in the first quarter of 2012.

Other operating expenses increased $130,000, 8%, during the quarter ended June 30, 2012 compared with the first quarter of 2012 and increased $180,000, or 11%, compared with the second quarter of 2011.  The increase in other operating expenses during the second quarter of 2012 compared with the first quarter of 2012 was largely related to a higher level of collection costs as the Company continues to work through its non-performing loan portfolio.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 34 retail banking offices in 12 contiguous southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
8 of 11

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release regarding its management's belief that loan demand is strong and growing and bodes well for the future, and concerning the continuing growth and expansion of other aspects of the Company’s business and the continuation of its trend of record-setting financial performance, could be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
9 of 11

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30,	March 31,	June 30,
	2012	2012	2011
ASSETS
Cash and Due from Banks	$31,537	$26,365	$28,105
Short-term Investments	11,613	86,630	79,668
Interest-bearing Time Deposits with Banks	3,718	4,977	8,360
Investment Securities	645,240	586,134	486,830

Loans Held-for-Sale	8,627	12,679	6,097

Loans, Net of Unearned Income	1,143,938	1,093,711	1,106,747
Allowance for Loan Losses	(15,692)	(15,766)	(14,780)
Net Loans	1,128,246	1,077,945	1,091,967

Stock in FHLB and Other Restricted Stock	8,340	8,340	8,340
Premises and Equipment	35,413	36,765	35,949
Goodwill and Other Intangible Assets	22,347	22,770	24,457
Other Assets	48,731	47,925	47,899
TOTAL ASSETS	$1,943,812	$1,910,530	$1,817,672

LIABILITIES
Non-interest-bearing Demand Deposits	$303,040	$298,555	$248,979
Interest-bearing Demand, Savings, and Money Market Accounts	944,730	942,435	876,949
Time Deposits	355,470	363,865	395,321
Total Deposits	1,603,240	1,604,855	1,521,249

Borrowings	143,132	115,170	119,257
Other Liabilities	20,290	18,409	17,083
TOTAL LIABILITIES	1,766,662	1,738,434	1,657,589

SHAREHOLDERS' EQUITY
Common Stock and Surplus	107,956	107,805	107,293
Retained Earnings	57,472	53,273	42,220
Accumulated Other Comprehensive Income	11,722	11,018	10,570
TOTAL SHAREHOLDERS' EQUITY	177,150	172,096	160,083

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,943,812	$1,910,530	$1,817,672

END OF PERIOD SHARES OUTSTANDING	12,626,205	12,627,365	12,593,222

BOOK VALUE PER SHARE	$14.03	$13.63	$12.71

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
10 of 11

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)
Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2012	June 30, 2012	June 30, 2011
INTEREST INCOME
Interest and Fees on Loans	$15,513	$15,785	$16,446	$31,298	$32,687
Interest on Short-term Investments and Time Deposits	40	33	66	73	131
Interest and Dividends on Investment Securities	4,010	3,909	4,009	7,919	7,222
TOTAL INTEREST INCOME	19,563	19,727	20,521	39,290	40,040

INTEREST EXPENSE
Interest on Deposits	1,855	2,046	3,248	3,901	6,641
Interest on Borrowings	1,059	1,069	1,009	2,128	2,028
TOTAL INTEREST EXPENSE	2,914	3,115	4,257	6,029	8,669

NET INTEREST INCOME	16,649	16,612	16,264	33,261	31,371
Provision for Loan Losses	391	690	1,300	1,081	2,600
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,258	15,922	14,964	32,180	28,771

NON-INTEREST INCOME
Net Gain on Sales of Loans	676	713	379	1,389	788
Net Gain on Securities	76	18	-	94	1,045
Other Non-interest Income	4,081	4,070	3,983	8,151	8,543
TOTAL NON-INTEREST INCOME	4,833	4,801	4,362	9,634	10,376

NON-INTEREST EXPENSE
Salaries and Benefits	6,828	7,320	6,722	14,148	14,123
Other Non-interest Expenses	5,595	5,273	5,549	10,868	12,018
TOTAL NON-INTEREST EXPENSE	12,423	12,593	12,271	25,016	26,141

Income before Income Taxes	8,668	8,130	7,055	16,798	13,006
Income Tax Expense	2,701	2,528	2,191	5,229	3,497

NET INCOME	$5,967	$5,602	$4,864	$11,569	$9,509

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.47	$0.44	$0.39	$0.92	$0.76

WEIGHTED AVERAGE SHARES OUTSTANDING	12,627,715	12,600,435	12,592,324	12,614,075	12,546,310
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	12,638,526	12,619,914	12,597,879	12,628,078	12,552,531

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
11 of 11

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2012	2012	2011	2012	2011
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.23%	1.19%	1.08%	1.21%	1.07%
	Annualized Return on Average Equity	13.66%	13.18%	12.62%	13.43%	12.26%
	Net Interest Margin	3.77%	3.88%	3.95%	3.82%	3.89%
	Efficiency Ratio (1)	56.82%	57.79%	58.67%	57.30%	61.81%
	Net Overhead Expense to Average Earning Assets (2)	1.67%	1.77%	1.88%	1.72%	1.91%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.17%	0.08%	0.25%	0.13%	0.20%
	Allowance for Loan Losses to Period End Loans	1.37%	1.44%	1.34%
	Non-performing Assets to Period End Assets	0.93%	1.01%	1.09%
	Non-performing Loans to Period End Loans	1.21%	1.49%	1.59%
	Loans 30-89 Days Past Due to Period End Loans	0.43%	0.35%	0.43%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$1,935,262	$1,882,157	$1,803,334	$1,908,710	$1,776,829
	Average Earning Assets	$1,813,769	$1,759,501	$1,680,741	$1,786,635	$1,650,484
	Average Total Loans	$1,121,425	$1,113,987	$1,107,014	$1,117,706	$1,110,642
	Average Demand Deposits	$298,580	$291,863	$248,055	$295,222	$245,851
	Average Interest Bearing Liabilities	$1,442,438	$1,400,900	$1,387,426	$1,421,669	$1,362,056
	Average Equity	$174,728	$169,971	$154,168	$172,350	$155,108

	Period End Non-performing Assets (3)	$18,133	$19,241	$19,902
	Period End Non-performing Loans (4)	$13,883	$16,270	$17,585
	Period End Loans 30-89 Days Past Due (5)	$4,929	$3,844	$4,728

	Tax Equivalent Net Interest Income	$17,031	$16,990	$16,551	$34,020	$31,919
	Net Charge-offs during Period	$465	$236	$693	$701	$1,137

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.